UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       ______________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       ______________________________

      Date of Report (Date of earliest event reported): March 14, 2005


                           SLADE'S FERRY BANCORP.
           (Exact name of registrant as specified in its charter)


        Massachusetts                000-23904               04-3061936
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)        Identification No.)

     100 Slade's Ferry Avenue, PO Box 390, Somerset, Massachusetts 02726
             (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: (508) 675-2121

                               Not Applicable
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

      Effective March 14, 2005, Slade's Ferry Bancorp. (the "Company") and Slade's Ferry Bank and Trust (the "Bank") jointly entered into a Change of Control Agreement with employee Arthur Gauthier in the form attached as
Exhibit 10.9 to the Company's filing on Form 8-K, filed with the Securities and Exchange Commission on January 13, 2005.

      Generally, the agreement provides that the Bank may terminate the employment of any employee covered by the agreement, with or without cause, at any time prior to a "change of control" or "pending change of control" (as each such term is defined in the agreement) without obligation for severance benefits. However, upon the occurrence of a "change of control" or "pending change of control", the employee will receive severance benefits if his or her employment is terminated without cause or the employee resigns with good reason. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the employee would have received if he or she had continued working for one additional year. The term of the agreement is perpetual until one year after the date on which the Bank notifies the employee of its intention to terminate the agreement (the "Initial Expiration Date") or, if later, the first anniversary of the latest "change of control" or "pending change of control" that occurs before the Initial Expiration Date.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SLADES FERRY BANCORP.
                                       ---------------------
                                       (REGISTRANT)


                                       By:     /s/ Deborah A. McLaughlin
                                               ----------------------------
                                       Name:   Deborah A. McLaughlin
                                       Title:  Treasurer/Vice President and
                                               Chief Financial Officer

Date: March 17, 2005